As filed with the Securities and Exchange Commission on May 11, 2022

Registration No. 333-264780

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKET LAB USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1550340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3881 McGowen Street

Long Beach, California 90808

(714) 465-5737

(Address of Principal Executive Offices)

Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan

Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Peter Beck

Rocket Lab USA, Inc.

President, Chief Executive Officer and Chairman

3881 McGowen Street

Long Beach, CA 90808

(714) 465-5737

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arjun Kampani
Senior Vice President, General
W. Stuart Ogg	Counsel and Secretary
Goodwin Procter LLP	Rocket Lab USA, Inc.
601 Marshall Street	3881 McGowen Street
Redwood City, CA 94063	Long Beach, CA 90808
(650) 752-3100	(714) 465-5737

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No.  1 (the “Amendment”) to the Registration Statement on Form S-8, File No. 333-264780 (the “Registration Statement”), is filed by Rocket Lab USA, Inc. (the “Registrant”) solely for the purpose of correcting a clerical error in the consent of the Independent Registered Public Accounting firm (the “Consent”) filed as Exhibit 23.1 to the Registration Statement. The corrected Consent is filed as Exhibit 23.1 to this Amendment.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit No.	Description

4.1	Certificate of Incorporation of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

4.2	Bylaws of Rocket Lab USA, Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by Rocket Lab USA, Inc. on August 30, 2021).

5.1	Opinion of Goodwin Procter LLP (incorporated by reference to Exhibit 5.1 to the Form S-8 filed by Rocket Lab USA, Inc. on May 9, 2022).

23.1*	Consent of Deloitte & Touche, LLP.

23.2	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page to the Form S-8 filed by Rocket Lab USA, Inc. on May 9, 2022).

99.1#	Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Annex H to the Proxy Statement/Prospectus filed July 21, 2021).

99.2#	Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex I to the Proxy Statement/Prospectus filed July 21, 2021).

107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Form S-8 filed by Rocket Lab USA, Inc. on May 9, 2022).

*	Filed herewith.
#	Includes a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Beach, California, on May 11, 2022.

Rocket Lab USA, Inc.

By:	/s/ Peter Beck
Name:	Peter Beck
Title:	President, Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Peter Beck	President, Chief Executive Officer and Chairman	May 11, 2022
Peter Beck	(Principal Executive Officer)

*	Chief Financial Officer	May 11, 2022
Adam Spice	(Principal Financial Officer and Principal Accounting Officer)

*	Director	May 11, 2022
David Cowan

*	Director	May 11, 2022
Michael Griffin

*	Director	May 11, 2022
Matthew Ocko

*	Director	May 11, 2022
Jon Olson

*	Director	May 11, 2022
Merline Saintil

*	Director	May 11, 2022
Alex Slusky

*	Director	May 11, 2022
Sven Strohband

* /s/ Peter Beck
Peter Beck
As Attorney-in-Fact